Exhibit 99.1

             Nektar Announces Second Quarter 2005 Results

    SAN CARLOS, Calif.--(BUSINESS WIRE)--Aug. 4, 2005--Nektar Therapeutics (Nasdaq:NKTR) announced today its financial results for the second quarter ended June 30, 2005.
    The company reported revenue of $28.6 million for the three months ended June 30, 2005, compared to $28.5 million for the three months ended June 30, 2004. In the second quarter of 2005, product and royalty revenue was $5.5 million compared to $6.4 million in 2004, and contract research revenue totaled $19.6 million compared to $22.1 million in the second quarter of 2004. Nektar also reported that in the second quarter of 2005 the company received $3.5 million from Pfizer for Exubera(R) (inhaled insulin) commercialization readiness for reimbursement of certain agreed upon operating costs related to the Exubera drug powder manufacturing facility in preparation for commercial production.
    Nektar reported a net loss of $26.9 million or $(0.32) per share for the three months ended June 20, 2005 compared to a net loss of $22.2 million or $(0.27) per share for the three months ended June 30, 2004.
    For the six months ended June 30, 2005, Nektar reported total revenue of $57.0 million compared to $54.4 million for the six months ended June 30, 2004. For the six months ended June 30, 2005, product and royalty revenue was $11.9 million compared to $10.7 million for the six months ended June 30, 2004, and contract research revenue totaled $39.1 million compared to $43.6 million for the six months ended June 30, 2004. Exubera commercialization readiness revenue totaled $6.1 million for the first six months of 2005.
    For the six months ended June 30, 2005, Nektar reported a net loss of $53.1 million or $(0.63) per share compared to a net loss for the six months ended June 30, 2004 of $62.2 million or $(0.85) per share.
    As of June 30, 2005, the company reported cash, cash equivalents and short-term investments of approximately $378.5 million compared to $401.3 million as of March 31, 2005.

    Summary of Progress

    FDA Sets Exubera Advisory Committee Date

    "We were pleased to note that the Food and Drug Administration
(FDA) has set the date of September 8, 2005 for the Endocrinologic and Metabolic Drugs Advisory Committee meeting to discuss the New Drug Application for Exubera. This is another significant announcement for this important product," said Ajit S. Gill, president and CEO of Nektar.
    Nektar developed the inhalers and the powdered insulin formulation for the Exubera product, a joint-development program between Pfizer Inc. and the sanofi-aventis Group.

    Encouraging Exubera Data Presented During Second Quarter

    Results from three two-year studies presented in June 2005 at the 65th Annual Scientific Sessions of the American Diabetes Association showed that Exubera, an inhaleable, short-acting, dry powder insulin, provided effective, sustained glycemic control and was well tolerated over two years in adults with type 2 diabetes. A fourth study showed that three months of Exubera therapy was well tolerated and as effective as subcutaneous (injectable) short-acting insulin in achieving tight glycemic control in adults with type 1 diabetes.

    Progress with Selected Partnered Products

    -- On July 26, 2005, UCB Pharma announced the preliminary results of two pivotal Phase III trials for Cimzia(TM), formerly CDP870, in the treatment of Crohn's disease. The trials compared Cimzia to placebo in 1,330 patients over a period of 26 weeks and data demonstrated that Cimzia was well-tolerated and met primary endpoints. Cimzia uses Nektar PEGylation Technology.

    -- UCB Pharma also announced that CDP791 successfully completed Phase I. Phase II trials for non-small cell lung cancer will start in the next few weeks. Another product, CDP484 is on hold after Phase I studies failed to meet the criteria to proceed. Both of these products use Nektar PEGylation Technology.

    -- On June 6, 2005, Roche announced new data from a year-long Phase II study that show that Roche's CERA (Continuous Erythropoietin Receptor Activator) to treat renal anemia, provided sustained and stable control of hemoglobin levels with dosing intervals up to four weeks in dialysis patients who suffer from anemia.(1) CERA uses Nektar PEGylation Technology.

    Conference Call

    Ajit S. Gill will host a conference call for analysts and investors today beginning at 2:00 p.m. Pacific Time, to discuss further the company's performance.
    Investors can access a live audio-only webcast through a link that is posted on the Investor Relations section of Nektar's website at http://www.nektar.com. The web broadcast of the conference call will be available for replay through August 18, 2005.
    Analysts and investors can also access the conference call live via telephone by dialing (877) 691-2551 (U.S.); (630) 691-2747
(International). The passcode is 12290907 and the host is Mr. Ajit Gill. An audio replay will be available shortly following the call through August 18, 2005 and can be accessed by dialing (877) 213-9653 (U.S.); or (630) 652-3041 (International) with a passcode of 12290907. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

    About Nektar

    Nektar Therapeutics enables high-value, differentiated therapeutics with its industry-leading drug delivery technologies, expertise and manufacturing capabilities. The world's top biotechnology and pharmaceutical companies are developing new and better therapeutics using Nektar's advanced technologies and know-how. Nektar also develops its own products by applying its drug delivery technologies and its expertise to existing medicines to enhance performance, such as improving efficacy, safety and compliance.

    This release contains forward-looking information about a product candidate which is under review by the United States Food and Drug Administration and the European Medicines Evaluation Agency that involves substantial risks and uncertainties. Such risks and uncertainties include, among other things, whether and when such regulatory authorities will approve the product candidate, their decisions regarding labeling and other matters that could affect its commercial potential as well as competitive developments.
    This release contains forward-looking statements that reflect management's current views as to Nektar's business strategy, product and technology development plans and funding, collaborative arrangements, clinical trials, developments in connection with the regulatory approval process for Exubera, including an upcoming meeting of an FDA Advisory Committee, meetings with the FDA's advisory committee and other future events and operations. These forward-looking statements involve uncertainties and other risks that are detailed in Nektar's reports and other filings with the SEC, including its Annual Report on Form 10-K, as amended, for the year ended December 2004 and its Quarterly Report on 10-Q for the quarter ended March 31, 2005. Actual results could differ materially from these forward-looking statements.

    (1) Locatellis, Francesco et al. Subcutaneous CERA (Continuous Erythropoietin Receptor Activator) Maintains Hemoglobin Concentrations With Dosing Intervals Up to 4 Weeks In Dialysis Patients. ERA-EDTA 2005.



                          NEKTAR THERAPEUTICS
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             ( In thousands, except per share information)


                           Three Months Ended      Six Months Ended
                                 June 30,               June 30,
                            ------------------     ------------------
                              2005      2004         2005      2004
                            --------  --------     --------  --------
                                (unaudited)            (unaudited)
Revenue:
   Contract research
    revenue                $ 19,552  $ 22,102     $ 39,081  $ 43,611
   Product sales and
    royalty revenue           5,470     6,425       11,862    10,747
   Exubera(R)
    commercialization
    readiness revenue         3,528         -        6,101         -
                            --------  --------     --------  --------
Total revenue                28,550    28,527       57,044    54,358

Operating costs and
 expenses:
   Cost of goods sold         5,433     6,733       10,688     9,269
   Exubera(R)
    commercialization
    readiness costs           2,666         -        4,960         -
   Research and
    development              35,785    33,650       70,730    64,942
   General and
    administrative           10,135     8,072       19,245    14,900
   Amortization of other
    intangible assets           981       981        1,963     1,962
                            --------  --------     --------  --------
Total operating costs and
 expenses                    55,000    49,436      107,586    91,073
                            --------  --------     --------  --------

Loss from operations        (26,450)  (20,909)     (50,542)  (36,715)


Gain/(loss) on
 extinguishment of debt           -         -            -    (9,258)
Other income/
 (expense), net                (118)      124       (1,403)      431
Interest income               2,512     1,608        4,784     2,854
Interest expense             (2,856)   (2,987)      (5,916)  (19,344)
                            --------  --------     --------  --------

Net loss before provision
 for income taxes           (26,912)  (22,164)     (53,077)  (62,032)

Provision for income
 taxes                            -         -            -       132
                            --------  --------     --------  --------

Net loss                   $(26,912) $(22,164)    $(53,077) $(62,164)
                            ========  ========     ========  ========

Basic and diluted net
 loss per common share     $  (0.32) $  (0.27)    $  (0.63) $  (0.85)
                            ========  ========     ========  ========

Shares used in computing
 basic and diluted net loss
 per common share            85,040    83,501       84,875    72,858
                            ========  ========     ========  ========


                          NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                              June 30,   December 31,
                                                2005        2004
                                             (unaudited)     (2)
                                             ----------- -----------

                   ASSETS

Current assets:
  Cash, cash equivalents and short-term
   investments                               $  378,507  $  418,740
  Inventory                                      12,781      10,691
  Other current assets                           19,994      25,108
                                              ----------  ----------
       Total current assets                     411,282     454,539

Property and equipment, net                     146,371     151,247
Goodwill                                        129,986     130,120
Other intangible assets                           4,202       6,456
Deposits and other assets                         2,214       2,559
                                              ----------  ----------
                                             $  694,055  $  744,921
                                              ==========  ==========


    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities   $   26,372  $   24,231
  Capital lease obligations - current               408       1,532
  Deferred revenue                               27,764      29,890
                                              ----------  ----------
       Total current liabilities                 54,544      55,653

Convertible subordinated debentures             173,949     173,949
Accrued rent                                      2,087       2,117
Capital lease obligations - noncurrent           20,536      23,568
Other long-term liabilities                      21,615      22,292

Stockholders' equity:
  Preferred stock at par                              -           -
  Common stock at par                                 9           8
  Capital in excess of par                    1,196,277   1,187,575
  Deferred compensation                          (3,897)     (2,764)
  Accumulated other comprehensive gain/(loss)      (867)       (356)
  Accumulated deficit                          (770,198)   (717,121)
                                              ----------  ----------
       Total stockholders' equity               421,324     467,342
                                              ----------  ----------
                                             $  694,055  $  744,921
                                              ==========  ==========


(2) The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

    CONTACT: Nektar Therapeutics
             Joyce Strand, 650-631-3138
             Jennifer Ruddock, 650-631-4954